Exhibit A

3,400,000 Shares

Gulfport Energy Corporation

Common Stock

UNDERWRITING AGREEMENT

 December 13, 2010

JOHNSON RICE & COMPANY L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Introductory.  The selling stockholders named in Schedule A hereto (together, the “Selling Stockholders”), propose to sell to Johnson Rice & Company L.L.C. (the “Underwriter”), an aggregate of 3,400,000 (the “Firm Shares”) shares of the common stock, par value $.01 per share (the “Common Stock”), of Gulfport Energy Corporation, a Delaware corporation (the “Company”).  In addition, the Selling Stockholders have granted to the Underwriter an option to purchase up to 510,000 shares of Common Stock (the “Optional Shares”), as provided in Section 3.  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-168180), including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C (the “Rule 430 Information”) under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  As used herein, the term “Prospectus” means the Base Prospectus, as supplemented by a prospectus supplement containing Rule 430 Information in the form first made available to the Underwriter by the Company to confirm sales of the Offered Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  As used herein, “Applicable Time” is 9:00 P.M. (New York time) on December 13, 2010. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B and the information agreed to in writing by the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Offered Shares at the Applicable Time, as set forth on Schedule C. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, or any successor system including the Next-Generation EDGAR System (collectively, “EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(M) of this Agreement.  All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

The Company and the Selling Stockholders hereby confirm their agreements with the Underwriter as follows:

Section 1.  Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to the Underwriter as follows:

A.     Compliance with Registration Requirements.  The Registration Statement is a shelf registration statement that has been declared effective by the Commission.  No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

          The Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Offered Shares.  The Registration Statement and any post-effective amendment thereto, at the time it became effective and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Underwriter will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time.  The Base Prospectus, as amended or supplemented, as of its date and at the First Closing Date, and, if applicable, as of each Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 10(C) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act.

The documents incorporated or deemed to be incorporated by reference in the  Prospectus, at the time it hereafter is filed with the Commission, will comply in all material respects with the applicable requirements of the Exchange Act.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  The Time of Sale Prospectus complies in all material respects with the requirements of the Securities Act, as of its date and at the First Closing Date and, if applicable, as of each Option Closing Date. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act.  Except for the free writing prospectuses, if any, identified on Schedule B, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

B.    Offering Materials Furnished to the Underwriter.  The Company has delivered to the Underwriter conformed copies of the Registration Statement (without exhibits), the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectuses reviewed and consented to by the Underwriter, in such quantities and at such places as the Underwriter has reasonably requested.

C.    Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 3 and (ii) the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) or Rule 134 under the Securities Act.

D.    Independent Accountants.  Grant Thornton LLP (i) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) as of the date hereof and, to the knowledge of the Company, continues to hold this status and (ii) to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act.

E.    Financial Statement.  The consolidated financial statements of the Company filed with the Commission as a part of or incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly in all material respects the financial condition of the Company and each of its subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X of the Commission (“Regulation S-X”), as of and at the dates indicated, and the consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows of the Company and its subsidiaries for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto.  The other financial and statistical data set forth in the Registration Statement and included in either the Prospectus or the Time of Sale Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus or the Time of Sale Prospectus that are not included as required.  The Company has not engaged in or effected any transaction or arrangement that would constitute an “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-K of the Commission (“Regulation S-K”).  All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-K.

F.    Reserve Report Data.  The oil and gas reserve estimates of the Company contained or incorporated by reference into the Registration Statement and included in the Prospectus and Time of Sale Prospectus have been prepared by independent reserve engineers or by the Company, as applicable, in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company as of the dates indicated.  Other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Registration Statement, Prospectus and Time of Sale Prospectus, the Company is not aware of any facts or circumstances that would cause a Material Adverse Change in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, Prospectus or Time of Sale Prospectus.

G.       No Material Adverse Change in Business.  Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its subsidiaries taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Enterprise, (iv) change in the capital stock of the Company or any subsidiary, (v) material change in the outstanding indebtedness of the Company or any subsidiary or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

H.    Good Standing of the Company and the Subsidiary.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and Time of Sale Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.  The Company’s only material subsidiary is Grizzly Holdings, Inc., a Delaware corporation (the “Subsidiary”).  Each of the subsidiaries identified in Schedule D to this Agreement is not material to the Enterprise.  The Subsidiary has been duly formed and is validly existing as a corporation  in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.  All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Time of Sale Prospectus, all such shares of capital stock are wholly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary.

I.    Capitalization.  The authorized capital stock of the Company and the issued and outstanding capital stock of the Company as of December __, 2010 are as set forth on Schedule E.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Prospectus or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

J.    Other Securities.   Except as disclosed in the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiary convertible into or exchangeable for any equity interests of the Company or the Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or the Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

K.    Stock Exchange Listing and Reporting Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing.

L.    Authorization of Agreement and Binding Effect.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

M.    Compliance with Laws.  The Company and the Subsidiary are in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change.  Neither the Company nor the Subsidiary has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or the Subsidiary, except where the violation would not cause a Material Adverse Change.

N.    Description of Common Stock.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.  The Company has authorized and available a sufficient number of shares of Common Stock for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Shares.

O.    Absence of Defaults and Conflicts.  Neither the Company nor the Subsidiary is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by, and the compliance by the Company with its obligations under, this Agreement and in the Time of Sale Prospectus do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

P.    Absence of Labor Disputes.  No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Subsidiary, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change.  The Company is not aware that any key employee or significant group of employees of the Company or the Subsidiary plans to terminate employment with such entity.

Q.    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed in the Time of Sale Prospectus), or which might, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, or which might be reasonably expected to materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder and thereunder.  The aggregate of any and all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Change.

R.    Accuracy of Exhibits.   There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference therein which have not been so described, filed or incorporated as required.

S.    Possession of Intellectual Property.  The Company and the Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change.  Neither the Company nor the Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

T.    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the performance by the Company of its obligations with respect to the offering, issuance or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Select Market.

U.    No Price Stabilization or Manipulation; Compliance with Regulation M.  Neither the Company nor the Subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Underwriter may engage in passive market making transactions in the Offered Shares on the NASDAQ Global Select Market in accordance with Regulation M.

V.    Possession of Licenses and Permits.  The Company and the Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change.  The Company and the Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, cause a Material Adverse Change.   All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change. Neither Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

W.    Properties.  Except as otherwise set forth in the Time of Sale Prospectus or such as in the aggregate does not now cause or will in the future cause a Material Adverse Change, the Company and the Subsidiary have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the  acquisition  thereof by the Company or the Subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or the Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or the Subsidiary as presently conducted or as the Registration Statement, the Prospectus or the Time of Sale Prospectus indicates they contemplate conducting, except as may be properly described in the Registration Statement, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Change.

X.    Insurance.  Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their business and as are customary for the business in which they are engaged.  All such policies of insurance insuring the Company and the Subsidiary are in full force and effect and neither the Company nor the Subsidiary has any reason to believe that either of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Y.    Taxes.  Each of the Company and the Subsidiary has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

Z.    Investment Company Act.  Neither the Company nor the Subsidiary is required, and upon the sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

AA.    Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or the Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or the Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or the Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change.  Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or the Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or the Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or the Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.  Except as set forth in the Time of Sale Prospectus, neither the Company nor the Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

BB.    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement except for such rights as have been duly waived.

CC.    Internal Accounting.  Subject to such exceptions, if any, as could not reasonably be expected to cause a Material Adverse Change, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

DD.    Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (b) any fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal control over financial reporting.  The audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.  The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

EE.    Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Company or the Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiary on the other hand, which is required to be described or incorporated by reference in the Prospectus and which is not so described or incorporated.  The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

FF.    Brokers.  The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

GG.    Sarbanes-Oxley Act of 2002.  The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

HH.    Illegal Payments.  Neither the Company nor the Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

II.   ERISA.  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or the Subsidiary, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiary has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor the Subsidiary maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or the Subsidiary is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor the Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

JJ.    Corporate Records.  The minute book of the Company has been made available to the Underwriter and counsel for the Underwriter, and such book (i) reflects all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

KK.    Margin Securities.  The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

LL.   Prospectus Statements.  The statements set forth in the Time of Sale Prospectus under the captions “Risk Factors,” “Prospectus Summary” and “Business,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

MM.   Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement.

Any certificate signed by any officer of the Company or the Subsidiary that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2.                      Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, with respect to itself only, represents, warrants and covenants to the Underwriter as follows:

A.    Authorization of Agreement and Binding Effect.  This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

B.    Ownership of Offered Shares.  The Selling Stockholder is the record and beneficial owner of the Offered Shares free and clear of all liens, encumbrances, equities and claims and, as applicable, has duly endorsed the Offered Shares in blank, and, assuming that the Underwriter acquires its interest in the Offered Shares without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the Underwriter, by purchasing the Offered Shares delivered on the First Closing Date (or the applicable Option Closing Date), by making payment therefor as provided herein, and having the Offered Shares credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Offered Shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to the Offered Shares.

C.    Titled to Offered Shares to be Sold.  The Selling Stockholder has, and on the First Closing Date (or the applicable Option Closing Date) will have, good and valid title to all of the Offered Shares on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares and to comply with its other obligations hereunder.

D.    Delivery of the Offered Shares to be Sold.  Delivery of the Offered Shares will pass good and valid title to the Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

E.    No Price Stabilization or Manipulation; Compliance with Regulation M.  The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

F.    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by the Selling Stockholder for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the performance by the Selling Stockholder of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder, state securities laws or by FINRA or the NASDAQ Global Select Market.

G.    Absence of Defaults or Conflicts.  Neither the sale of the Offered Shares nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder nor the fulfillment of the terms hereof by the Selling Stockholder will (i) conflict with, result in a breach or violation of, or constitute a default under, the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or bound, (ii) result in any violation of the provisions the charter, limited liability company agreement or similar organizational documents of the Selling Stockholder, (iii) result in the violation of any law, statute, rule or regulation applicable to the Selling Stockholder or (iv) result in the violation of any judgment, order, writ or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except in the case of clauses (i) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

H.    Selling Stockholder Information.  In respect of any statements in or omissions from the Registration Statement, the Prospectus or the Time of Sale Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements not misleading.

I.    No Registration or Other Similar Rights.  The Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement except to the extent exercised and so included or hereby waived or to the extent disclosed in the Company’s public filings under the Securities Act or the Exchange Act, and (ii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, in each instance, described in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

J.    No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Selling Stockholder in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Offered Shares.

K.    Distribution of Offering Materials by the Selling Stockholder.  The Selling Stockholder has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Prospectus or the Time of Sale Prospectus.

Section 3.                      Purchase, Sale and Delivery of the Offered Shares.

A.    The Firm Shares.  Each Selling Stockholder agrees to sell to the Underwriter the number of Firm Shares set forth opposite its name on Schedule A upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price to be paid by the Underwriter to the Selling Stockholders for the Firm Shares shall be $19.40 per share.

           B.       The First Closing Date.  Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas (or such other place as may be agreed to by the Company, the Selling Stockholders and the Underwriter) at 9:00 a.m. Houston time, on December 17, 2010, or such other time and date as shall be agreed upon by the Company, the Selling Stockholders and the Underwriter (the time and date of such closing are called the “First Closing Date”).

C.    The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grants an option to the Underwriter to purchase up to an aggregate of 510,000 Optional Shares from the Selling Stockholders in proportion to the respective number of Firm Shares set forth opposite their names on Schedule A at the purchase price per share to be paid by the Underwriter for the Firm Shares.  The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Underwriter to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Underwriter and shall not be earlier than two or later than five full business days after delivery of such notice of exercise.  The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

D.    Public Offering of the Offered Shares.  The Underwriter hereby advises the Company and the Selling Stockholders that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriter, in its judgment, has determined is advisable and practicable.

Each Selling Stockholder hereby severally and not jointly agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to the Underwriter, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.

E.    Payment for the Offered Shares.  Payment for the Firm Shares shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company.  Payment for the Optional Shares shall be made at the First Closing Date or the applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Selling Stockholders.

F.    Delivery of the Offered Shares.  The Selling Stockholders shall deliver, or cause to be delivered, to the Underwriter the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Selling Stockholders shall deliver, or cause to be delivered, to the Underwriter, the Optional Shares the Underwriter has agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates representing the Offered Shares shall be in definitive form and shall be registered as the Underwriter shall have requested at least one business day prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

Section 4.                      Additional Covenants of the Company.  The Company further covenants and agrees with the Underwriter as follows:

A.    Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  Upon request, the Company shall furnish to the Underwriter, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(E) or Section 4(G) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

B.    Underwriter’s Review of Proposed Amendments and Supplements.   Prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Underwriter, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

C.    Free Writing Prospectuses.   The Company shall furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

D.    Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

E.    Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(B) and 4(C)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

F.    Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus or of any order preventing or suspending the use of the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or automated quotation system upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433, 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

G.    Amendments and Supplements to the Prospectus and Other Securities Act Matters.   If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees to promptly prepare (subject to Section 4(B) and 4(C)), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the consent of the Underwriter to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(B) or (C).

H.    Blue Sky Compliance.  The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Offered Shares for resale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

I.    Transfer Agent.  The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

J.    Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

K.    Periodic Reporting Obligations. .  The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the NASDAQ Global Select Market, all reports and documents required to be filed under the Exchange Act.

L.    Listing.  The Company will use its reasonable efforts to effect and maintain the inclusion and quotation of the Offered Shares on the NASDAQ Global Select Market and to maintain the inclusion and quotation of the Shares on the NASDAQ Global Select Market unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

M.    Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

N.    Agreement Not to Offer or Sell Additional Shares of Common Stock.  During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Company Lock-up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan, (2) file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Common Stock or the issuance and exercise of options to purchase Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan, (3) the Company may issue shares upon the exercise of warrants outstanding on the date hereof, and (4) the Company may file one or more registration statements on Form S-3 under the Securities Act or any amendments thereto, provided, however, that no sales under any such registration statements shall be permitted during the Company Lock-up Period.  Notwithstanding the foregoing, if (i) during the last 17 days of the Company Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Company Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Company Lock-up Period, then in each case the Company Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the Company Lock-up Period, the Common Stock is an “actively traded security” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.

O.    No Stabilization or Manipulation; Compliance with Regulation M.  Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

The Underwriter, may, in its discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 5.                      Covenants of the Selling Stockholders.  Each Selling Stockholder further covenants and agrees with the Underwriter:

A.    Agreement Not to Offer or Sell Additional Shares of Common Stock.  The Selling Stockholder will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Selling Stockholder, or publicly announce the Selling Stockholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the 120th day following the date of the Prospectus (the “Selling Stockholder Lock-up Period”).  The foregoing sentence shall not apply to (1) the Offered Shares to be sold hereunder or (2) a transfer by the Selling Stockholder to an affiliate, provided that such affiliate agrees in writing to be bound for the Selling Stockholder Lock-up Period.  Notwithstanding the foregoing, if (i) during the last 17 days of the Selling Stockholder Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Selling Stockholder Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Selling Stockholder Lock-up Period, then in each case the Selling Stockholder Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the Selling Stockholder Lock-up Period, the Common Stock is an “actively traded security” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by Rule 2711(f)(4) of NASD.

B.    No Stabilization or Manipulation; Compliance with Regulation M.  Prior to the completion of the distribution of the Offered Shares, the Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Selling Stockholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

C.    Delivery of Form W-9.  Prior to the Closing Date, the Selling Stockholder shall deliver to the Underwriter a properly completed and executed United States Treasury Department Form W-9.

The Underwriter, may, in its discretion, waive in writing the performance by the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 6.                      Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the Company’s transfer agent, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (v) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a blue sky survey or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations, determinations and exemptions, (vi) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares, (vii)  the fees and expenses associated with listing the Offered Shares on the NASDAQ Global Select Market and (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 6 or Section 9, Section 10 and Section 11 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

Each Selling Stockholder further severally and not jointly agrees with the Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholder and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to the Underwriter hereunder.

This Section 6 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 7.                      Covenant of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 8.                      Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, the First Closing Date or each Option Closing Date, as applicable, shall be subject to the accuracy of the respective representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1 and 2 hereof, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of the First Closing Date and each Option Closing Date, as applicable, as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

A.    Comfort Letters.  Prior to the First Closing Date, the Underwriter shall have received from:

(a) Grant Thornton, LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, (i) containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to AU Section 634 of the Interim Accounting Standards of the PCAOB (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act, the Exchange Act and the PCAOB and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X;

(b) Netherland, Sewell & Associates, Inc., a letter effective as of the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, stating the conclusions and findings of such firm with respect to certain of the oil and natural gas reserves of the Company; and

(c) Pinnacle Energy Services, LLC, a letter effective as of the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, stating the conclusions and findings of such firm with respect to certain of the oil and natural gas reserves of the Company.

B.    Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.   For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B or Rule 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(b) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

C.    No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) in the judgment of the Underwriter, there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change; and

(b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

D.    Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

E.    Opinion of Counsel for the Underwriter.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received the opinion of Porter Hedges LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter, dated as of such Closing Date.

F.    Company Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (B)(b) and (C)(b) of this Section 8, and further to the effect that:

(a) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(b) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(c) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

G.    Selling Stockholder’s Certificate.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received a written certificate executed by an authorized officer of each Selling Stockholder, dated as of such Closing Date, to the effect that:

(a) the representations and warranties of such Selling Stockholder set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date;

(b) such Selling Stockholder has complied with all its agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

H.    Bring-down Comfort Letters.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received from:

(a) Grant Thornton, LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be;

(b) Netherland, Sewell & Associates, Inc., a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(b) of this Section 8; and

(c) Pinnacle Energy Services, LLC, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(c) of this Section 8.

I.    Lock-Up Agreement from Certain Securityholders of the Company.  Prior to the First Closing Date, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit C hereto from each of the Company’s executive officers and directors, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

J.    Opinion of Counsel for the Selling Stockholders.  On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received the opinion of Arthur Amron, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit B.

K.    Additional Documents.  On or before the First Closing Date and each Option Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 9.                      Reimbursement of Underwriter’s Expenses.  If this Agreement is terminated by the Underwriter pursuant to Section 8 (other than (B)(c) or (E)), or if the sale to the Underwriter of the Offered Shares on the First Closing Date (or the applicable Option Closing Date) is not consummated because of any refusal, inability or failure on the part of (i) the Company or (ii) a Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company, in the case of (i), and the applicable Selling Stockholder(s) severally and not jointly, in the case of (ii), agree to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10.                      Indemnification.

A.    Indemnification of the Underwriter by the Company.  The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in subsection (C) below.  The indemnity agreement set forth in this Section 10(A) shall be in addition to any liabilities that the Company may otherwise have.

B.   Indemnification of the Underwriter by the Selling Stockholders.  The Selling Stockholders severally and not jointly agree to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or each such officer, employee or in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Selling Stockholders furnished to the Company in writing by the Selling Stockholders expressly for use therein.  The indemnity agreement set forth in this Section 10(B) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.  The liability of a Selling Stockholder shall not exceed the aggregate net proceeds (after deducting the Underwriter’s discounts and commissions, but before expenses) received, but before expenses, from the sale of the Offered Shares by such Selling Stockholder.

C.    Indemnification of the Company, its Directors and Officers and the Selling Stockholders.  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person, may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person, for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Selling Stockholders hereby acknowledge that the only information that the Underwriter has furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 10(C) shall be in addition to any liabilities that the Underwriter may otherwise have.

D.   Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

E.   Settlements.  The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 11.                      Contribution.  If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(C), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 10(C) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(C) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 12.                      Intentionally Omitted.

Section 13.                      Termination of this Agreement.  The Underwriter, by notice given to the Company and the Selling Stockholders, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriter to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the NASDAQ Global Select Market or (b) trading in securities generally on either the NASDAQ Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company or the Selling Stockholders to the Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Underwriter to the extent provided in Sections 6 and 9 hereof, (b) the Underwriter to the Company and the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Sections 10, 11 and 12 shall at all times be effective and shall survive such termination.

Section 14.                      Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.                      Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

           Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
           Facsimile: (504) 566-0742
           Attention: Joshua C. Cummings

with a copy (which shall not constitute notice) to:
           Porter Hedges LLP
           1000 Main Street, 36th Floor
Houston, Texas 77002
           Facsimile: (713) 226-6274
           Attention: Robert G. Reedy

If to the Company:
           Gulfport Energy Corporation
           14313 North May Avenue, Suite 100
           Oklahoma City, Oklahoma 73134
Facsimile:  (405) 848-8816
           Attention:  James D. Palm

with a copy (which shall not constitute notice) to:
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Facsimile:  (214) 969-4343
Attention:  Seth R. Molay, P.C.

If to either Selling Stockholder:
Name of Seller Stockholder
Wexford Plaza
411 West Putnam Avenue
Greenwich, Connecticut 06830
Facsimile:  (202) 862-7374
Attention:  Charles Davidson

with a copy (which shall not constitute notice) to:
Arthur Amron
Wexford Plaza
411 West Putnam Avenue
Greenwich, Connecticut 06830
Facsimile:  (202) 862-7374

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

Section 17.                      Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.                      Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Section 19.                      No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders (including the Selling Stockholders), creditors, employees or any other party, (c) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and the Underwriter has no any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, however, the Underwriter represents to the Company and the Selling Stockholders that such interests will not interfere with the Underwriter’s ability to perform its obligations under this Agreement, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent that they deemed appropriate.

Section 20.                      General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

           Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus, each free writing prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GULFPORT ENERGY CORPORATION

By: /s/ James D. Palm
Name: James D. Palm
Title:   Chief Executive Officer

SELLING STOCKHOLDERS

CD HOLDING COMPANY, LLC

By: /s/Charles E. Davidson
Name: Charles E. Davidson
Title:  Manager

CHARLES E. DAVIDSON, as owner of the Charles E. Davidson Roth IRA

By: /s/ Charles E. Davidson
Name: Charles E. Davidson

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

JOHNSON RICE & COMPANY L.L.C.

By: /s/ Joshua C. Cummings
Name:           Joshua C. Cummings
Title:           Equity Member

[Signature page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Firm Shares to be Sold

CD Holding Company, LLC	2,556,043
Charles E. Davidson, as owner of the Charles E. Davidson Roth IRA	843,957

Total:	3,400,000

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

None

SCHEDULE C

Pricing Terms to be Conveyed Orally

Issuer:	Gulfport Energy Corporation
Symbol:	GPOR
Selling Stockholders:	CD Holding Company, LLC and Charles E. Davidson, as the owner of the Charles E. Davidson Roth IRA (all shares are beneficially owned by Charles E. Davidson)
Shares offered by the Selling Stockholders:	3,400,000 shares
Over-allotment option:	15%, or 510,000 shares
Percentage of Shares owned by the Selling Stockholders prior to sale of the Offered Shares:	34.3%
Percentage of Shares owned by the Selling Stockholders following sale of the Offered Shares:	26.6%, or 25.4% if the underwriter exercises its over-allotment option in full
Use of proceeds:	The Company will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.
Public offering price:	$20.00 per share
Underwriter discounts and commissions:	$0.60 per share
Trade date:	December 14, 2010
Settlement date:	December 17, 2010
Underwriter:	Johnson Rice & Company L.L.C.

SCHEDULE D

Subsidiaries of the Company Not Material to the Enterprise

Name of Subsidiary	Jurisdiction of Organization

Jaguar Resources LLC	Delaware

Puma Resources, Inc.	Delaware

Gator Marine, Inc.	Delaware

Gator Marine Ivanhoe, Inc.	Delaware

SCHEDULE E

Capitalization of the Company

The total number of shares of all classes of capital stock that the Company has the authority to issue is 105,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $.01 per share.  As of December 13, 2010, the Company had outstanding: (i) 44,628,453 shares of Common Stock (excluding 129,528 shares of restricted Common Stock awarded under the Company’s Amended and Restated 2005 Stock Incentive Plan but not yet vested), (ii) 0 shares of preferred stock, (iii) options to purchase 458,241 shares of Common Stock and (iv) warrants to purchase 31,261 shares of Common Stock.